Exhibit 99.1

Cactus Announces Third Quarter 2021 Results

HOUSTON – November 3, 2021 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the third quarter of 2021.
Third Quarter Highlights
•Revenue of $115.4 million, up 6% sequentially;
•Income from operations of $20.8 million, up 20% sequentially;
•Net income of $17.2 million(1) and diluted earnings per Class A share of $0.21(1);
•Net income, as adjusted(2) of $14.7 million and diluted earnings per share, as adjusted(2) of $0.19;
•Adjusted EBITDA(3) and related margin(4) of $32.0 million and 27.7%, respectively;
•Cash flow from operations of $8.9 million; and
•Cash balance of $302.0 million and no bank debt outstanding as of September 30, 2021.
Financial Summary

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
	(in thousands)
Revenues	$115,363	$108,893	$59,789
Income from operations	$20,766	$17,314	$12,556
Operating income margin	18.0%	15.9%	21.0%
Net income(1)	$17,177	$14,774	$10,886
Net income, as adjusted(2)	$14,736	$12,336	$9,517
Adjusted EBITDA(3)	$32,002	$28,908	$24,550
Adjusted EBITDA margin(4)	27.7%	26.5%	41.1%

(1)Net income during the third quarter of 2021 is inclusive of a $0.7 million income tax benefit associated with a partial release of a valuation allowance in connection with the redemption of units (“CW Redemption”) in Cactus Wellhead, LLC (“Cactus LLC”) by Cadent and other members and a $0.5 million income tax benefit related to the finalization of our 2020 tax returns. Net income during the second quarter of 2021 is inclusive of a $3.0 million income tax benefit associated with a CW Redemption during the period, $0.6 million of income tax expense related to changes in our foreign tax credit position and $1.0 million in other expense related to the revaluation of the tax receivable agreement liability. Net income during the third quarter of 2020 is inclusive of $1.9 million in expense related to the revaluation of the tax receivable agreement liability.
(2)Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(3)Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(4)The percentage of Adjusted EBITDA to Revenues.

Scott Bender, President and CEO of Cactus, commented, “We were pleased to achieve sequential revenue growth and margin expansion during the third quarter. In our Product business line, our market share(1) actually increased slightly despite continued disproportionate activity gains from private operators, which have historically represented a smaller portion of our business. Product margins improved notwithstanding considerable inflationary cost pressures, highlighting our ability to execute and the value proposition of our business model. In our Rental business line, revenue growth was broadly in-line with the sequential change in U.S. completion activity while margin expansion was achieved through careful control of reactivation costs. In addition, we recorded our first Rental and Field Service revenues in the Middle East during the quarter.

“Looking ahead to the fourth quarter, we anticipate revenue growth across all our business lines during what is typically the slowest quarter of the calendar year. Based on conversations with operators, we now expect meaningful rig additions in the U.S. during the fourth quarter of this year and in early 2022. In addition, our Middle East operations should benefit from higher utilization of our rental equipment during the quarter.”

Mr. Bender concluded, “Cactus continues to successfully add new customers as we capitalize on this market recovery. In addition, our team has been steadfast in its ability to navigate the cost inflation and supply chain headwinds that have plagued the global business environment. I am more confident than ever that our associates will maintain their focus on differentiating Cactus from its peers while we maintain our reputation for best in class equipment and execution.”

(1)Additional information regarding market share and rigs followed is located in the Supplemental Information tables.
Revenue Categories
Product

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
	(in thousands)
Product revenue	$74,835	$70,345	$35,857
Gross profit	$25,127	$22,245	$15,978
Gross margin	33.6%	31.6%	44.6%

Third quarter 2021 product revenue increased $4.5 million, or 6.4%, sequentially, as sales of wellhead and production related equipment increased primarily due to higher drilling activity in the U.S. and, to a lesser degree, increased production tree sales. Gross profit increased $2.9 million, or 13.0%, sequentially, with margins increasing 200 basis points despite continued supply chain headwinds.

Rental

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
	(in thousands)
Rental revenue	$15,271	$14,644	$9,881
Gross profit	$2,021	$241	$234
Gross margin	13.2%	1.6%	2.4%

Third quarter 2021 rental revenue increased $0.6 million, or 4.3%, sequentially, due to a combination of higher customer completion activity and revenue generated in the Middle East. Gross profit increased $1.8 million sequentially and margins increased 1,160 basis points due to higher revenues, a reduction in costs associated with repairs and the reactivation of equipment and depreciation representing a lower percentage of revenues.

Field Service and Other

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
	(in thousands)
Field service and other revenue	$25,257	$23,904	$14,051
Gross profit	$5,767	$6,212	$4,728
Gross margin	22.8%	26.0%	33.6%

Third quarter 2021 field service and other revenue increased $1.4 million, or 5.7%, sequentially, as higher customer activity drove an increase in associated billable hours and ancillary services. Gross profit decreased $0.4 million, or 7.2%, sequentially, with margins decreasing by 320 basis points sequentially due to higher labor costs associated with increased activity and labor inefficiencies related to onboarding of new associates during the period.
Selling, General and Administrative Expenses (“SG&A”)
SG&A expense for the third quarter of 2021 was $12.1 million (10.5% of revenues), compared to $11.4 million (10.5% of revenues) for the second quarter of 2021 and $8.4 million (14.0% of revenues) for the third quarter of 2020. The sequential increase was primarily due to higher payroll expenses, upgrades to our information technology infrastructure and increased professional fees.
Liquidity, Capital Expenditures and Other
As of September 30, 2021, the Company had $302.0 million of cash and no bank debt outstanding. Operating cash flow was $8.9 million for the third quarter of 2021. During the third quarter, the Company made dividend payments and associated distributions of $7.6 million. The Company also made tax receivable agreement payments and associated distributions of $12.5 million related to 2020 tax savings provided by this agreement.

Net cash used in investing activities was $4.1 million during the third quarter of 2021, driven largely by additions to the Company’s fleet of rental equipment. For the full year 2021, the Company expects capital expenditures to be in the range of $10 to $15 million.

As of September 30, 2021, Cactus had 58,947,306 shares of Class A common stock outstanding (representing 77.9% of the total voting power) and 16,757,347 shares of Class B common stock outstanding (representing 22.1% of the total voting power).
Quarterly Dividend
The board of directors has approved a quarterly cash dividend of $0.10 per share of Class A common stock with payment to occur on December 16, 2021 to holders of record of Class A common stock at the close of business on November 29, 2021. A corresponding distribution of up to $0.10 per CW Unit has also been approved for holders of CW Units of Cactus Wellhead, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, November 4, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).
The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (833) 665-0603. International parties may dial (929) 517-0394. The access code is 5080526. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.
An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Haynesville, Eagle Ford and Bakken, among other areas, and in Eastern Australia. Cactus also conducts rental and service operations in the Kingdom of Saudi Arabia.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.
Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Revenues
Product revenue	$74,835	$35,857	$197,136	$163,781
Rental revenue	15,271	9,881	42,404	57,579
Field service and other revenue	25,257	14,051	69,133	59,116
Total revenues	115,363	59,789	308,673	280,476

Costs and expenses
Cost of product revenue	49,708	19,879	134,329	101,976
Cost of rental revenue	13,250	9,647	39,824	39,661
Cost of field service and other revenue	19,490	9,323	51,645	44,620
Selling, general and administrative expenses	12,149	8,384	33,160	30,739
Severance expenses	—	—	—	1,864
Total costs and expenses	94,597	47,233	258,958	218,860
Income from operations	20,766	12,556	49,715	61,616

Interest income (expense), net	(299)	218	(632)	851
Other expense, net	—	(1,865)	(1,410)	(555)
Income before income taxes	20,467	10,909	47,673	61,912
Income tax expense	3,290	23	586	8,833
Net income	$17,177	$10,886	$47,087	$53,079
Less: net income attributable to non-controlling interest	4,560	4,653	12,518	21,835
Net income attributable to Cactus, Inc.	$12,617	$6,233	$34,569	$31,244

Earnings per Class A share - basic	$0.22	$0.13	$0.64	$0.66
Earnings per Class A share - diluted (a)	$0.21	$0.13	$0.58	$0.64

Weighted average shares outstanding - basic	58,248	47,510	54,188	47,406
Weighted average shares outstanding - diluted (a)	76,082	75,622	76,045	75,427

(a)Dilution for the three and nine months ended September 30, 2021 includes $4.7 million and $13.2 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 28.0% and 17.5 and 21.4 million weighted average shares of Class B common stock outstanding, respectively, plus the effect of dilutive securities. Dilution for the three and nine months ended September 30, 2020 includes $4.7 million and $23.2 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 25.5%, and 27.9 million weighted average shares of Class B common stock outstanding plus the dilutive effect of restricted stock unit awards.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2021	2020
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$301,974	$288,659
Accounts receivable, net	79,401	44,068
Inventories	101,137	87,480
Prepaid expenses and other current assets	9,289	4,935
Total current assets	491,801	425,142

Property and equipment, net	133,006	142,825
Operating lease right-of-use assets, net	22,263	21,994
Goodwill	7,824	7,824
Deferred tax asset, net	307,999	216,603
Other noncurrent assets	1,037	1,206
Total assets	$963,930	$815,594

Liabilities and Equity
Current liabilities
Accounts payable	$43,405	$20,163
Accrued expenses and other current liabilities	24,317	11,392
Current portion of liability related to tax receivable agreement	10,976	9,290
Finance lease obligations, current portion	4,836	3,823
Operating lease liabilities, current portion	4,417	4,247
Total current liabilities	87,951	48,915

Deferred tax liability, net	699	786
Liability related to tax receivable agreement, net of current portion	272,017	195,061
Finance lease obligations, net of current portion	5,596	2,240
Operating lease liabilities, net of current portion	17,967	17,822
Total liabilities	384,230	264,824

Equity	579,700	550,770
Total liabilities and equity	$963,930	$815,594

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Cash flows from operating activities
Net income	$47,087	$53,079
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	27,480	31,262
Deferred financing cost amortization	126	126
Stock-based compensation	6,546	6,436
Provision for expected credit losses	112	341
Inventory obsolescence	2,462	3,376
Gain on disposal of assets	(1,136)	(1,810)
Deferred income taxes	(1,404)	5,182
Loss from revaluation of liability related to tax receivable agreement	1,004	555
Changes in operating assets and liabilities:
Accounts receivable	(35,634)	48,190
Inventories	(16,491)	19,188
Prepaid expenses and other assets	(4,239)	1,127
Accounts payable	22,944	(23,753)
Accrued expenses and other liabilities	12,924	(7,607)
Payments pursuant to tax receivable agreement	(9,697)	(14,207)
Net cash provided by operating activities	52,084	121,485

Cash flows from investing activities
Capital expenditures and other	(10,382)	(21,908)
Proceeds from sale of assets	1,965	5,414
Net cash used in investing activities	(8,417)	(16,494)

Cash flows from financing activities
Payments on finance leases	(3,839)	(4,298)
Dividends paid to Class A common stock shareholders	(15,249)	(12,847)
Distributions to members	(8,074)	(15,560)
Repurchase of shares	(3,192)	(1,385)
Net cash used in financing activities	(30,354)	(34,090)

Effect of exchange rate changes on cash and cash equivalents	2	437

Net increase in cash and cash equivalents	13,315	71,338

Cash and cash equivalents
Beginning of period	288,659	202,603
End of period	$301,974	$273,941

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Net income, as adjusted and diluted earnings per share, as adjusted
(unaudited)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Net income, as adjusted, also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as net income, as adjusted divided by weighted average shares outstanding, as adjusted. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
	(in thousands, except per share data)
Net income	$17,177	$14,774	$10,886
Adjustments:
Other non-operating expense, pre-tax(1)	—	1,004	1,865
Income tax expense differential(2)	(2,441)	(3,442)	(3,234)
Net income, as adjusted	$14,736	$12,336	$9,517

Diluted earnings per share, as adjusted	$0.19	$0.16	$0.13

Weighted average shares outstanding, as adjusted(3)	76,082	75,997	75,662

(1)Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(2)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 28.0% on income before income taxes for the three months ended September 30, 2021, 28.0% for the three months ended June 30, 2021 and 25.5% for the three months ended September 30, 2020.
(3)Reflects 58.2, 55.0, and 47.5 million weighted average shares of basic Class A common stock outstanding and 17.5, 20.7 and 27.9 million of additional shares for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
(unaudited)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
	(in thousands)			(in thousands)
Net income	$17,177	$14,774	$10,886	$47,087	$53,079
Interest expense (income), net	299	181	(218)	632	(851)
Income tax expense	3,290	1,355	23	586	8,833
Depreciation and amortization	9,128	9,159	9,762	27,480	31,262
EBITDA	29,894	25,469	20,453	75,785	92,323
Severance expenses(1)	—	—	—	—	1,864
Other non-operating expense(2)	—	1,004	1,865	1,004	555
Secondary offering related expenses(3)	—	—	—	406	—
Stock-based compensation	2,108	2,435	2,232	6,546	6,436
Adjusted EBITDA	$32,002	$28,908	$24,550	$83,741	$101,178

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(3)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.

Cactus, Inc. – Supplemental Information
Depreciation and Amortization by Category
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
	(in thousands)			(in thousands)
Cost of product revenue	$798	$814	$802	$2,418	$2,693
Cost of rental revenue	6,424	6,491	6,936	19,540	21,399
Cost of field service and other revenue	1,750	1,753	1,803	5,158	6,474
Selling, general and administrative expenses	156	101	221	364	696
Total depreciation and amortization	$9,128	$9,159	$9,762	$27,480	$31,262

Cactus, Inc. – Supplemental Information
Estimated Market Share
(unaudited)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Cactus U.S. onshore rigs followed	203	182	91
Baker Hughes U.S. onshore rig count quarterly average	483	436	240
Market share	42.0%	41.7%	37.9%